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                                                                    EXHIBIT 99.2


                    AMENDED CAUTIONARY STATEMENT FOR PURPOSES
                     OF THE "SAFE HARBOR" PROVISIONS OF THE
                      PRIVATE LITIGATION REFORM ACT OF 1995


From time to time, Cyrk, Inc. (the "Company") may provide forward-looking information such as forecasts of expected future performance or statements about the Company's plans and objectives. This information may be contained in filings with the Securities and Exchange Commission, press releases or oral statements by the officers of the Company. The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this Exhibit 99.2 in its Report on Form 8-K/A dated July 23, 1997 in order to do so.

The Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause the Company's actual consolidated results for the Company's current quarter and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

DEPENDENCE ON PRINCIPAL CUSTOMERS
---------------------------------

In recent years, the Company's business has been heavily dependent on purchases of promotional products by certain key customers including, but not limited to, Philip Morris Incorporated ("Philip Morris") and the Pepsi-Cola Company ("Pepsi"). Additionally, the business of the Company's recently acquired subsidiary, Simon Marketing, Inc. ("Simon"), is heavily dependent on purchases of promotional products and services by McDonalds Corporation or its franchisees ("McDonalds") for which it receives an annual fee. The loss of any of these customers or a significant reduction in their level of purchases from the Company without an offsetting increase in purchases by new or other existing customers would have a material adverse effect on the Company's business and results of operations.

LIMITED CUSTOMER COMMITMENTS
----------------------------

As is generally the case with its other promotional product customers, the Company's agreements with Philip Morris, Pepsi and McDonalds do not require them to make a certain level of purchases. Instead, purchase commitments are represented by purchase orders placed by the customers from time to time during the course of a promotion. The actual level of purchases by Philip Morris, Pepsi and McDonalds (and other promotional product customers) depends on a number of factors, including the duration of the promotion and consumer redemption rates. Purchase orders are generally subject

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to cancellation with limited penalty. Consequently, the Company's level of net sales is difficult to predict accurately and can fluctuate greatly from quarter to quarter.

COMPETITION
-----------

Philip Morris and certain other customers seek competitive bids for their promotional programs. The Company's profit margin depends, to a great extent, on its competitive position when bidding and its ability to continually lower its product costs after being awarded bids. Competition is expected to increase and thus adversely impact the Company's profit margin in the future.

INTEGRATION OF SIMON OPERATIONS
-------------------------------

The successful integration of the operations of the Company's new subsidiary, Simon, which was acquired on June 9, 1997, with those of the Company will require, among other things, the coordination of the respective product and promotional offerings of the Company and Simon and related sales, marketing, development and administrative activities. There can be no assurance that the Company will not encounter unexpected difficulties in such integration or that the expected benefits of the business combination will be realized. Any unexpected delays or costs incurred in such integration could have a materially adverse effect upon the Company.

EFFECT OF INDUSTRY CONDITIONS FACING THE COMPANY'S CUSTOMERS
------------------------------------------------------------

The Company's business is heavily dependent on the promotional budgets of its customers, which in turn are influenced by industry conditions and other factors. Accordingly, industry conditions faced by Philip Morris in particular and conditions in the tobacco industry in general are expected to impact the Company's business. There can be no assurance that these conditions will not lead to a reduction in advertising and promotional spending by Philip Morris, or that Philip Morris will not change its advertising and promotional strategy in a manner that reduces the use of promotional programs such as the Marlboro Adventure Team, Country Store and Unlimited promotions. A significant reduction in spending by Philip Morris on promotional product programs would have a material adverse effect on the Company's business and results of operations.

Significantly, the United States Food and Drug Administration (the "FDA") has issued final regulations with respect to promotional programs relating to tobacco products. Such regulations, among other things, ban (i) gifts based on proof of purchase of tobacco products or redeemable coupons, (ii) the use of tobacco brand names or any other indices of tobacco brand identification on non-tobacco products (e.g. T-shirts, hats, other clothing, gym bags and trinkets) and (iii) brand-name sponsorship of sporting events, concerts and other events. These regulations were scheduled to become effective on August 28, 1997, except for the ban on brand-name sponsorship, which was to

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become effective August 28, 1998. In April, 1997 a federal district court in
North Carolina ruled that the FDA did not have the authority to restrict the use of tobacco brand identification on promotional items and struck down this section of the regulations. If this decision is appealed and overturned, however, these regulations could have a material and adverse effect on the Company's sales to Philip Morris, which in turn will have a material adverse effect on the Company's business and results of operations.

Recently, certain tobacco companies, including Philip Morris, have been involved in negotiations with state attorneys general and public health advocates to settle pending and future litigation against these companies. The settlement that is currently proposed would include a ban on promotional programs relating to tobacco products. Even if the FDA regulations do not become effective, if such a settlement is reached, it could have a material and adverse effect on the Company's sales to Philip Morris, which in turn will have a material adverse effect on the Company's business and results of operations.

PROMOTIONAL PRODUCT DEMAND
--------------------------

The Company's business is driven by spending by companies to promote their corporate identities and brand name products. If the demand for brand name products diminishes or if companies decrease their use of promotional product programs to promote their corporate identities and brands, the Company's business could be materially and adversely affected. In addition, the Company's relationship with certain of its promotional products customers has been limited to the sourcing of products being offered or sold by the customer in connection with a single promotional program. There can be no assurance that such customers will continue to use the Company to source products for future promotional programs.

DEPENDENCE ON FOREIGN MANUFACTURING
-----------------------------------

The majority of the Company's net sales in recent years were attributable to products manufactured by subcontractors located in Asia. The Company has no long-term contracts with these manufacturing sources and competes with other companies for production facilities and import quota capacity. In addition, most Asian manufacturers require that a letter of credit be posted at the time a purchase order is placed. There can be no assurance that the Company will continue to have the necessary credit facilities for the purpose of posting such letters of credit. The Company's business is subject to the risks normally associated with conducting business abroad, such as foreign government regulations, political unrest, disruptions or delays in shipments, fluctuations in foreign currency exchange rates and changes in economic conditions in countries in which the Company's manufacturing sources are located. If any such factors were to render the conduct of business in a particular country

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undesirable or impractical, or if the Company's current foreign manufacturing sources were to cease doing business with the Company for any reason, the Company's business and operating results could be adversely affected.

IMPORTS AND IMPORT RESTRICTIONS
-------------------------------

The importation of products manufactured in Asia is subject to the constraints imposed by bilateral agreements between the United States and substantially all of the countries from which the Company imports goods. These agreements impose quotas that limit the quantity of certain types of goods, including textile products imported by the Company, which can be imported into the United States from those countries. Such agreements also allow the United States to impose, under certain conditions, restraints on the importation of categories of merchandise that, under the terms of the agreements, are not subject to specified limits.

The Company's continued ability to source products that it imports may be adversely affected by additional bilateral and multilateral agreements, unilateral trade restrictions, significant decreases in import quotas, the disruption of trade from exporting countries as a result of political instability or the imposition of additional duties, taxes and other charges or restrictions on imports.

Products imported by the Company from China currently receive the same preferential tariff treatment accorded goods from countries granted "most favored nation" status. However, the renewal of China's most favored nation treatment has been a contentious political issue for several years and there can be no assurance that such status will be continued. If China were to lose its most favored nation status, goods imported from China will be subject to significantly higher duty rates which would increase the cost of goods from China. Any such increase could have a material adverse effect on the Company's business.

DEPENDENCE ON KEY PERSONNEL
---------------------------

The Company is dependent on several key personnel, including Gregory P. Shlopak, Chairman of the Board and Chief Executive Officer, Patrick D. Brady, President and Chief Operating Officer and Allan Brown, Chief Executive Officer of Simon. The loss of the services of any one of them could have a material adverse effect on the Company. Neither Mr. Shlopak nor Mr. Brady is subject to an employment contract with the Company. The Company's continued success is also dependent upon its ability to retain and attract skilled design, marketing and management personnel.

ACQUISITIONS AND STRATEGIC ALLIANCES
------------------------------------

The Company expects to make acquisitions of other businesses which are complementary to the Company's business or to enter into strategic alliances with such businesses. There can be no assurance that such strategic alliances, or any future acquisition or strategic alliance, will be completed or, if

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completed, will result in long-term benefits to the Company. Further, if the
Company is not successful in its acquisition or strategic alliance endeavors, the Company's operating results in future periods may be adversely affected.

LITIGATION
----------

A lack of success, or associated costs, in defending pending and potential litigation involving the Company could adversely affect the Company's operating results. Specifically, the Company has been named as a defendant in a putative class action filed on October 18, 1995 in the United States District Court for the Southern District of New York (BARRY HALLET, JR. V. LI & FUNG ET AL., Docket No. 95 Civ. 8917) in which the plaintiff alleges that, in violation of the securities laws, the Company and its officers made false and misleading statements concerning the Company's business which artificially inflated the price of the Company's stock.


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